Exhibit 23.2

CONSENT OF KPMG LLP

We consent to the incorporation by reference in Registration Statement No. 333-64738 of Cendant Corporation on Form S-8 of our report dated June 6, 2001, appearing in this Annual Report on Form 11-K of Galileo International Savings and Investment Plan for the year ended December 31, 2001.


/s/ KPMG LLP
Chicago, Illinois
June 28, 2002

                                        13